EXHIBIT 11.1

                               PACKAGED ICE, INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                          AND COMMON SHARE EQUIVALENTS

                                            SIX MONTHS ENDED
                                                JUNE 30,                   YEAR ENDED DECEMBER 31,
                                       ---------------------------  --------------------------------------
                                           1998           1997          1997         1996         1995
                                       -------------  ------------  ------------  -----------  -----------
BASIC EARNINGS PER SHARE:
Weighted Average Common Shares
  Outstanding........................      4,721,536     3,231,509     3,600,109    2,826,371    2,682,281
                                       -------------  ------------  ------------  -----------  -----------
    Net Loss before extraordinary
      item available to common
      shareholders...................  $       (1.11) $      (0.53) $      (2.40) $     (0.35) $     (0.26)
                                       =============  ============  ============  ===========  ===========
    Net Loss to common
      shareholders...................  $       (4.79) $      (0.53) $      (2.40) $     (0.35) $     (0.26)
                                       =============  ============  ============  ===========  ===========
DILUTED EARNINGS PER SHARE:
Weighted Average Common Shares
  Outstanding........................      4,721,536     3,231,509     3,600,109    2,826,371    2,682,261
Shares Issuable from Assumed
  Conversion of Common Share Options
  and Warrants.......................      1,621,995       609,208       774,787      272,822      174,293
Convertible Demand Notes.............       --               5,814         5,814        8,550      --
                                       -------------  ------------  ------------  -----------  -----------
Weighted Average Common Shares
  Outstanding, as Adjusted...........      6,343,531     3,852,345     4,380,710    3,107,743    2,856,554
                                       =============  ============  ============  ===========  ===========
    Net Loss before extraordinary
      item available to common
      shareholders...................  $       (0.83) $      (0.44) $      (1.93) $     (0.32) $     (0.24)
                                       =============  ============  ============  ===========  ===========
    Net Loss to common
      shareholders...................  $       (3.57) $      (0.44) $      (1.93) $     (0.32) $     (0.24)
                                       =============  ============  ============  ===========  ===========
EARNINGS FOR BASIC AND DILUTED
  COMPUTATION:
Net Loss before extraordinary item
  and preferred dividends............  $  (3,224,484) $ (1,698,206) $ (8,438,636) $  (990,432) $  (688,482)
Extraordinary item...................    (17,386,893)      --            --           --           --
Preferred Shares Dividend............     (2,008,493)      --           (198,630)
                                       -------------  ------------  ------------  -----------  -----------
Net Loss to Common Shareholders
    (Basic Earnings Per Share
      Computation)...................    (22,619,870)   (1,698,206)   (8,637,266)    (990,432)    (688,482)
Interest Expense of Convertible
  Demand Notes.......................       --                 505           505        6,236      --
                                       -------------  ------------  ------------  -----------  -----------
Net Loss to Common Shareholders, as
  adjusted (Diluted Earnings Per
  Share Computation).................  $ (22,619,870) $ (1,697,701) $ (8,438,131) $  (984,196) $  (688,482)
                                       =============  ============  ============  ===========  ===========

     This calculation is submitted in accordance with Regulation 8-K; although it is contrary to paragraphs 13 and 27 of the Financial Accounting Standards Board's Statement of Financial Standard No. 128, because it produces an antidilutive result.